EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2011 Results

HOUSTON, Feb. 2, 2012 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter and year ended December 31, 2011.

Key financial and operational statistics in the fourth quarter of 2011 as compared to the fourth quarter of 2010 include:

  Consolidated revenues of $174.2 million, up by 29%
  -- Organic growth for the quarter of 13%
  -- Growth from acquisitions of 16%
  Adjusted EBITDA of $41.9 million, up by 28%
  Adjusted Net Income per diluted share of $0.36, up by 38% from $0.26
  GAAP net income of $8.2 million or $0.18 per diluted share, compared to $8.0 million or $0.19 per diluted share in the prior year. The current quarter includes the effect of $3.4 million in acquisition-related costs.

Effects of foreign currency exchange rate movements had an insignificant impact on comparisons of reported revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

The results of operations include the performance of Access to Money and Mr. Cash since November 1, 2011 and October 28, 2011, respectively, which is the date that each acquisition closed.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"Our quarterly results are highlighted by continued strong revenue growth, which was up 29% including over 13% organic growth in the quarter and positive contributions from the two acquisitions completed during the quarter," commented Steve Rathgaber, chief executive officer. "Our revenue growth in the quarter fueled impressive growth in earnings as well, as our adjusted net income per share for the quarter was up 38%. With the addition of significant new business in the last quarter and early in 2012, we believe that we are well-positioned to continue generating solid top- and bottom-line growth in 2012 and beyond."

RECENT HIGHLIGHTS

  The completion of two acquisitions during the fourth quarter, Access to Money and Mr. Cash. With the acquisition of Mr. Cash, the Company establishes Canadian operations.
  The announcement of an exclusive ATM placement agreement with Valero Retail Holdings to place over 950 brand-able ATMs in Valero's entire U.S. portfolio of company-operated convenience stores in the first half of 2012, with expansion rights for future Valero stores.
  A contract extension with an existing merchant with approximately 300 ATMs across the United States.
  Execution of new ATM placement agreements for over 200 new locations with two regional convenience store chains.
  A net increase of 159 bank-branded locations during the fourth quarter under existing contracts.
  The execution of an agreement with a new vault cash provider, bringing the total number of financial institutions from whom we receive vault cash supply to seven.
  The announcement of organizational changes for the sales and relationship management groups, with its leadership assumed by Todd Clark, an experienced sales and client relations manager that joined the Company in January 2012.
  The acquisition of an ATM service and installation business in the U.K., further expanding our in-house ATM operations in that market.
  The installation of approximately 300 new Company-owned ATM locations with existing merchants in the United States in the fourth quarter.

FOURTH QUARTER RESULTS

For the fourth quarter of 2011, consolidated revenues totaled $174.2 million, representing a 29% increase from the $134.7 million in consolidated revenues generated during the fourth quarter of 2010. Of the 29% year-over-year increase, 16% was attributable to the results of acquired entities during the second half of 2011. Of the remaining 13% organic revenue increase, 8% was attributable to a combination of the following: (1) increased transactions per ATM in the Company's domestic and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; (4) increased bank branding revenues from financial institution partners; and (5) growth in Allpoint, America's largest surcharge-free network. Finally, 5% of the year-over-year increase in consolidated revenues was attributable to higher equipment sales.

Adjusted EBITDA for the fourth quarter of 2011 totaled $41.9 million, a 28% increase compared to $32.8 million during the fourth quarter of 2010, and Adjusted Net Income totaled $15.6 million ($0.36 per diluted share) compared to $11.0 million ($0.26 per diluted share) during the fourth quarter of 2010, or a 38% increase. As with the increase in total revenues, the increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental operations of ATMs acquired during the second half of 2011, as well as the organic revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the fourth quarter of 2011 totaled $8.2 million, compared to $8.0 million during the same quarter in 2010. The GAAP Net Income for the fourth quarter of 2011 was only slightly higher than the comparable quarter in the prior year due to the inclusion of $3.4 million in non-recurring acquisition-related costs, higher intangible asset amortization associated with the Company's recent acquisitions, higher stock-based compensation and a higher effective tax rate compared to the prior year, partially offset by the factors identified in the discussion of the increase in Adjusted EBITDA and Adjusted Net Income above.

FULL-YEAR RESULTS

For the year ended December 31, 2011, consolidated revenues totaled $624.6 million, representing a 17% increase from the $532.1 million in consolidated revenues generated during the year ended December 31, 2010. Of the 17% increase, 6% was attributable to the acquisitions in the second half of 2011, 8% was attributable to organic growth in ATM operating revenues, and 3% was attributable to higher equipment sales. As was the case with the Company's quarterly results, the year-over-year increase in ATM operating revenues was attributable to a combination of increased transactions per ATM, increased revenues from managed services agreements, unit growth expansion, growth in Allpoint, and increased bank branding revenues from financial institution partners.

Adjusted EBITDA totaled $156.3 million for the year ended December 31, 2011, representing a 19% increase over the $130.8 million in Adjusted EBITDA for 2010, and Adjusted Net Income totaled $58.5 million ($1.37 per diluted share) for 2011, up 37% on a per share basis from $41.2 million ($1.00 per diluted share) during 2010. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

GAAP Net Income for the year ended December 31, 2011 totaled $70.2 million, compared to $41.0 million during 2010. As was the case with the quarterly results, the results for the year ended December 31, 2011 include the net impact of earnings contributions from the acquired entities, mostly offset by non-recurring acquisition-related costs. Excluding these effects, the improvement in the Company's GAAP results was primarily driven by the same factors outlined above with respect to Adjusted EBITDA and Adjusted Net Income. The results for the year ended December 31, 2010 include $14.4 million in non-recurring expenses associated with the Company's financing activities. In both 2011 and 2010, the Company recorded net tax benefits of $13.2 million and $17.1 million, respectively, as a result of certain tax reporting and structural changes in 2011 and the release of the Company's valuation allowances on its domestic deferred tax assets in 2010.

2012 GUIDANCE

Below is the Company's financial guidance for the year ending December 31, 2012.

  Revenues of $735.0 million to $750.0 million;
  Overall gross margins of approximately 31.3% to 31.9%;
  Adjusted EBITDA of $178.0 million to $186.0 million;
  Depreciation and accretion expense of approximately $53.5 million to $55.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.0 million to $21.5 million, net of noncontrolling interests;
  Adjusted Net Income of $1.55 to $1.61 per diluted share, based on approximately 43.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of $10.5 million of anticipated stock-based compensation expense and $23.3 million of expected intangible asset amortization expense, both on a pre-tax basis. Additionally, this guidance is based on average foreign currency exchange rates of $1.55 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company continues to maintain a very strong liquidity position, with $82.0 million in available borrowing capacity under its $250.0 million revolving credit facility as of December 31, 2011. In addition, the amended credit facility can be extended to up to $325.0 million under certain conditions. The Company's outstanding indebtedness as of December 31, 2011 consisted of $200.0 million in senior subordinated notes due 2018, $166.0 million in borrowings under its revolving credit facility due 2016, and $4.9 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA does not reflect acquisition-related costs and our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, noncontrolling interests, stock-based compensation expense and certain other expense (income) and acquisition-related costs. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 2, 2012, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss its financial results for the quarter and the year ended December 31, 2011. To access the call, please call the conference call operator at:

Dial in: (877) 303-9205

Alternate dial-in: (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Fourth Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 16, 2012, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 43730173 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through March 2, 2012.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 52,900 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts, including the expectation of operational and financial results from the contribution of the EDC and Access to Money businesses. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes, including possible effects from the Dodd-Frank Wall Street Reform and Consumer Protection Act which could result in different behavior by consumers, retailers and banks;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs, including a recent announcement by a major global network that will result in lower fees earned by the Company on transactions processed over this network;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its U.K. armored transport business.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$165,055	$132,563	$597,219	$522,900
ATM product sales and other revenues	9,127	2,186	27,357	9,178
Total revenues	174,182	134,749	624,576	532,078
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	110,717	89,171	396,347	351,490
Cost of ATM product sales and other revenues	7,706	1,970	23,768	8,902
Total cost of revenues	118,423	91,141	420,115	360,392
Gross profit	55,759	43,608	204,461	171,686
Operating expenses:
Selling, general, and administrative expenses	15,881	11,647	55,582	44,581
Acquisition-related expenses	3,448	—	4,747	—
Depreciation and accretion expense	12,958	11,373	47,962	42,724
Amortization expense	5,674	3,904	17,914	15,471
Loss on disposal of assets	701	807	981	2,647
Total operating expenses	38,662	27,731	127,186	105,423
Income from operations	17,097	15,877	77,275	66,263
Other expense:
Interest expense, net	5,306	4,933	20,116	26,629
Amortization of deferred financing costs and bond discounts	218	211	993	2,029
Write-off of deferred financing costs and bond discounts	—	—	—	7,296
Redemption costs for early extinguishment of debt	—	—	—	7,193
Other income	(1,062)	(705)	(804)	(878)
Total other expense	4,462	4,439	20,305	42,269
Income before income taxes	12,635	11,438	56,970	23,994
Income tax expense (benefit)	4,589	3,438	(13,176)	(17,139)
Net income	8,046	8,000	70,146	41,133
Net (loss) income attributable to noncontrolling interests	(107)	(28)	(87)	174
Net income attributable to controlling interests and available to common stockholders	$8,153	$8,028	$70,233	$40,959

Net income per common share – basic	$0.18	$0.19	$1.60	$0.98
Net income per common share – diluted	$0.18	$0.19	$1.58	$0.96

Weighted average shares outstanding – basic	42,794,563	41,023,404	42,201,491	40,347,194
Weighted average shares outstanding – diluted	43,352,237	41,822,811	42,886,780	41,059,381

Condensed Consolidated Balance Sheets
As of December 31, 2011 and 2010

	December 31, 2011	December 31, 2010
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$5,576	$3,189
Accounts and notes receivable, net	40,867	20,270
Inventory	3,517	1,795
Restricted cash, short-term	4,512	4,466
Current portion of deferred tax asset, net	26,902	15,017
Prepaid expenses, deferred costs, and other current assets	13,056	10,222
Total current assets	94,430	54,959
Property and equipment, net	191,331	156,465
Intangible assets, net	111,603	74,799
Goodwill	271,562	164,558
Deferred tax asset, net	23,101	715
Prepaid expenses, deferred costs, and other assets	20,774	3,819
Total assets	$712,801	$455,315

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$2,317	$3,076
Current portion of other long-term liabilities	25,101	24,493
Accounts payable and other accrued and current liabilities	112,212	71,425
Total current liabilities	139,630	98,994
Long-term liabilities:
Long-term debt	368,632	251,757
Deferred tax liability, net	—	10,268
Asset retirement obligations	34,517	26,657
Other long-term liabilities	56,877	23,385
Total liabilities	599,656	411,061
Stockholders' equity	113,145	44,254
Total liabilities and stockholders' equity	$712,801	$455,315

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
United States	$142,438	$106,764	$501,328	$423,109
United Kingdom	25,536	21,882	97,665	82,583
Other international	6,208	6,103	25,583	26,386
Total revenues	$174,182	$134,749	$624,576	$532,078

Breakout of ATM operating revenues:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
Surcharge revenues	$78,561	$65,188	$290,501	$267,713
Interchange revenues	54,180	40,686	189,587	158,343
Bank branding and surcharge-free network revenues	25,497	21,581	93,449	81,335
Managed services revenues	3,201	1,704	10,476	3,783
Other revenues	3,616	3,404	13,206	11,726
Total ATM operating revenues	$165,055	$132,563	$597,219	$522,900

Total cost of revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
United States	$93,360	$69,922	$325,394	$277,902
United Kingdom	20,152	16,628	75,109	62,386
Other international	4,911	4,591	19,612	20,104
Total cost of revenues	$118,423	$91,141	$420,115	$360,392

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
Merchant commissions	$52,230	$41,097	$186,043	$166,377
Vault cash rental expense	11,624	9,859	40,818	38,642
Other costs of cash	15,814	12,164	55,159	46,686
Repairs and maintenance	11,815	9,485	41,474	36,307
Communications	4,835	3,940	17,563	15,514
Transaction processing	1,466	867	4,833	4,942
Stock-based compensation	134	158	903	752
Other expenses	12,799	11,601	49,554	42,270
Total cost of ATM operating revenues	$110,717	$89,171	$396,347	$351,490
Breakout of selling, general, and administrative expenses:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
Employee costs	$7,585	$6,069	$27,971	$24,720
Stock-based compensation	2,194	1,275	8,421	5,284
Professional fees	2,405	1,625	7,348	5,711
Other	3,697	2,678	11,842	8,866
Total selling, general, and administrative expenses	$15,881	$11,647	$55,582	$44,581

Depreciation and accretion expense by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
United States	$7,906	$7,148	$28,698	$27,321
United Kingdom	4,334	3,476	16,194	12,541
Other international	718	749	3,070	2,862
Total depreciation and accretion expense	$12,958	$11,373	$47,962	$42,724

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	December 31, 2011	December 31, 2010
	(In thousands)
8.25% senior subordinated notes	$200,000	$200,000
Revolving credit facility	166,000	46,200
Equipment financing notes	4,949	8,633
Total long-term debt	$370,949	$254,833

Share count rollforward:

Total shares outstanding as of December 31, 2010	42,833,342
Shares repurchased	(156,254)
Shares issued – restricted stock grants and stock options exercised	1,349,855
Shares forfeited – restricted stock	(27,500)
Total shares outstanding as of December 31, 2011	43,999,443

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
Cash provided by operating activities	$43,973	$32,175	$113,325	$105,168
Cash used in investing activities	(53,767)	(10,693)	(234,454)	(50,652)
Cash provided by (used in) financing activities	10,161	(21,002)	123,532	(62,150)
Effect of exchange rate changes on cash	3	86	(16)	374
Net increase (decrease) in cash and cash equivalents	$370	$566	$2,387	$(7,260)
Cash and cash equivalents at beginning of period	5,206	2,623	3,189	10,449
Cash and cash equivalents at end of period	$5,576	$3,189	$5,576	$3,189

Key Operating Metrics – Excluding 2011 Acquisitions
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

The following table excludes the effect of the acquisitions completed in 2011 for EDC, Access to Money, and Mr. Cash for comparative purposes:

EXCLUDING 2011 ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Average number of transacting ATMs:
United States: Company-owned	19,832	18,471	19,318	18,272
United Kingdom	3,467	2,944	3,255	2,832
Mexico	2,874	2,947	2,897	2,867
Canada	—	—	—	—
Subtotal	26,173	24,362	25,470	23,971
United States: Merchant-owned	7,785	8,436	8,086	8,626
Average number of transacting ATMs: ATM operations	33,958	32,798	33,556	32,597

United States: Managed services (1)	4,731	3,871	4,319	3,241
United Kingdom: Managed services	21	—	18	—
Average number of transacting ATMs: Managed services	4,752	3,871	4,337	3,241

Total average number of transacting ATMs	38,710	36,669	37,893	35,838

Total transactions (in thousands):
ATM operations	132,275	107,095	491,041	413,780
Managed services	7,173	5,391	26,107	17,580
Total transactions	139,448	112,486	517,148	431,360

Total cash withdrawal transactions (in thousands):
ATM operations	80,984	64,588	300,799	253,890
Managed services	4,600	3,635	17,241	13,020
Total cash withdrawal transactions	85,584	68,223	318,040	266,910

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	795	656	747	649

ATM operating revenues	$1,376	$1,330	$1,374	$1,327
Cost of ATM operating revenues (2)	900	891	902	891
ATM operating gross profit (2) (3)	$476	$439	$472	$436

ATM operating gross margin (2) (3)	34.6%	33.0%	34.4%	32.9%
___________________
(1) Includes 2,564 and 2,533 ATMs for the three months ended December 31, 2011 and 2010, respectively, and 2,523 and 2,535 ATMs for the twelve months ended December 31, 2011 and 2010, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including 2011 Acquisitions
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

INCLUDING 2011 ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Average number of transacting ATMs:
United States: Company-owned	24,161	18,471	21,125	18,272
United Kingdom	3,467	2,944	3,255	2,832
Mexico	2,874	2,947	2,897	2,867
Canada	342	—	105	—
Subtotal	30,844	24,362	27,382	23,971
United States: Merchant-owned	13,789	8,436	9,934	8,626
Average number of transacting ATMs: ATM operations	44,633	32,798	37,316	32,597

United States: Managed services (1)	4,731	3,871	4,319	3,241
United Kingdom: Managed services	21	—	18	—
Average number of transacting ATMs: Managed services	4,752	3,871	4,337	3,241

Total average number of transacting ATMs	49,385	36,669	41,653	35,838

Total transactions (in thousands):
ATM operations	149,837	107,095	516,564	413,780
Managed services	7,173	5,391	26,107	17,580
Total transactions	157,010	112,486	542,671	431,360

Total cash withdrawal transactions (in thousands):
ATM operations	93,413	64,588	318,615	253,890
Managed services	4,600	3,635	17,241	13,020
Total cash withdrawal transactions	98,013	68,223	335,856	266,910

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	698	656	712	649

ATM operating revenues	$1,209	$1,330	$1,310	$1,327
Cost of ATM operating revenues (2)	808	891	866	891
ATM operating gross profit (2) (3)	$401	$439	$444	$436

ATM operating gross margin (2) (3)	33.2%	33.0%	33.9%	32.9%
___________________
(1) Includes 2,564 and 2,533 ATMs for the three months ended December 31, 2011 and 2010, respectively, and 2,523 and 2,535 ATMs for the twelve months ended December 31, 2011 and 2010, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of December 31, 2011 and 2010
(Unaudited)

	As of December 31,
	2011	2010
Ending number of transacting ATMs:
United States: Company-owned	24,590	18,828
United Kingdom	3,505	2,963
Mexico	2,847	2,937
Canada	512	—
Subtotal	31,454	24,728
United States: Merchant-owned	16,651	8,388
Ending number of transacting ATMs: ATM operations	48,105	33,116

United States: Managed services (1)	4,759	3,854
United Kingdom: Managed services	22	—
Ending number of transacting ATMs: Managed services	4,781	3,854

Total ending number of transacting ATMs	52,886	36,970
___________________
(1) Includes 2,590 and 2,508 ATMs as of December 31, 2011 and 2010, respectively for which the Company only provided EFT transaction processing services.

Reconciliation of Net Income Attributable to Controlling Interests to Adjusted EBITDA and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$8,153	$8,028	$70,233	$40,959
Adjustments:
Interest expense, net	5,306	4,933	20,116	26,629
Amortization of deferred financing costs and bond discounts	218	211	993	2,029
Write-off of deferred financing costs and bond discounts	—	—	—	7,296
Redemption costs for early extinguishment of debt	—	—	—	7,193
Income tax expense (benefit)	4,589	3,438	(13,176)	(17,139)
Depreciation and accretion expense	12,958	11,373	47,962	42,724
Amortization expense	5,674	3,904	17,914	15,471
EBITDA	$36,898	$31,887	$144,042	$125,162

Add back:
Loss on disposal of assets (1)	701	807	981	2,647
Other income (2)	(1,070)	(760)	(849)	(1,004)
Noncontrolling interests (3)	(431)	(582)	(1,897)	(1,984)
Stock-based compensation expense (4)	2,315	1,423	9,283	5,998
Acquisition-related costs (5)	3,448	—	4,747	—
Adjusted EBITDA	$41,861	$32,775	$156,307	$130,819
Less:
Interest expense, net (4)	5,243	4,824	19,771	26,161
Depreciation and accretion expense (4)	12,613	11,006	46,465	41,322
Adjusted pre-tax income	24,005	16,945	90,071	63,336
Income tax expense (at 35%) (6)	8,402	5,931	31,525	22,168
Adjusted Net Income	$15,603	$11,014	$58,546	$41,168

Adjusted Net Income per share	$0.36	$0.27	$1.39	$1.02
Adjusted Net Income per diluted share	$0.36	$0.26	$1.37	$1.00

Weighted average shares outstanding – basic	42,794,563	41,023,404	42,201,491	40,347,194
Weighted average shares outstanding – diluted	43,352,237	41,822,811	42,886,780	41,059,381
_________________
(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
(2) Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(5) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to the acquisition of EDC, LocatorSearch, Access to Money and Mr. Cash.
(6) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.

Reconciliation of Free Cash Flow
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)
Cash provided by operating activities	$43,973	$32,175	$113,325	$105,168
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(29,827)	(10,693)	(66,886)	(50,652)
Capital expenditures financed by direct debt	—	—	—	(542)
Total payments for capital expenditures	(29,827)	(10,693)	(66,886)	(51,194)
Free cash flow	$14,146	$21,482	$46,439	$53,974

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2012
(Unaudited)

	Estimated Range
	Full Year 2012

	(In millions, except per share information)

Net income	$41.0	--	$43.9
Adjustments:
Interest expense, net	20.1	--	21.6
Amortization of deferred financing costs	1.0	--	1.0
Income tax expense	25.4	--	27.5
Depreciation and accretion expense	55.5	--	57.0
Amortization expense	23.3	--	23.3
EBITDA	$166.3	--	$174.3

Add back:
Noncontrolling interests	(1.4)	--	(1.4)
Loss on disposal of assets	0.5	--	0.5
Stock-based compensation expense	10.5	--	10.5
Other expense	2.1	--	2.1
Adjusted EBITDA	$178.0	--	$186.0
Less:
Interest expense, net (1)	20.0	--	21.5
Depreciation and accretion expense (1)	53.5	--	55.5
Income tax expense (at 35%) (2)	36.6	--	38.2
Adjusted Net Income	$67.9	--	$70.8

Adjusted Net Income per diluted share	$1.55	--	$1.61

Weighted average shares outstanding – diluted	43.9	--	43.9

__________________
(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

CONTACT: Cardtronics - Media
         Nick Pappathopoulos
         Director - Public Relations
         832-308-4396
         npappathopoulos@cardtronics.com

         Cardtronics - Investors
         Chris Brewster
         Chief Financial Officer
         832-308-4128
         cbrewster@cardtronics.com